Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of TransCanada PipeLines Limited
We consent to the use of our report, dated February 14, 2018, with respect to the consolidated financial statements included in this annual report on Form 40-F.
We also consent to the incorporation by reference of such report in TransCanada PipeLines Limited's Registration Statement NO. 333-221898 on Form F-10.
/s/ KPMG LLP
Chartered Professional Accountants
February 16, 2018
Calgary, Canada